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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        ------------------------------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               December 18, 2001


                         Storage Computer Corporation
        ---------------------------------------------------------------
            (Exact Name of Registrant as specified in its charter)


         DELAWARE                        1-13616              02-045093
-----------------------------          ------------       ------------------
(State or other jurisdiction           (Commission         (IRS Employer
     of incorporation)                 File Number)       Identification No.)

   11 Riverside Street, Nashua, NH                               03062-1373
---------------------------------------                          -----------
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code: (603) 880-3005

                                Not  Applicable
                          --------------------------
      (Registrant's Name of Former Address, if Change Since Last Report)
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ITEM 5. OTHER EVENTS.

On December 18, 2001, we settled all matters in controversy that were pending in our patent infringement civil action in the United State District Court in the Northern District of Texas (Civil Action No. 3-01CV0555-M) against XIOTech Corporation ("XIOTECH"), Seagate Technology LLC ("SEAGATE LLC") and Seagate Technology, Inc. ("SEAGATE INC"). Such matters included the alleged infringement of one of our patents, namely our U.S. Patent No. 5,893,919. The settlement between XIOTECH and us includes a one-time $2,500,000 royalty payment to us by XIOTECH for a fully paid up, perpetual license, with no right to sublicense, under the 5,893,919 Patent as well as an agreement between XIOTECH and us for a royalty-free cross license of our respective world-wide patent portfolios under similar terms. We also entered into an agreement with SEAGATE LLC that provides we receive a royalty-free, worldwide, perpetual license of SEAGATE LLC's storage system patent portfolio in exchange for a similar cross license of our patent portfolio. The parties have further agreed to dismiss all claims against each other and entered into certain mutual releases covering the subject matter and any other action that may be brought as a result of these issues. Additionally, SEAGATE INC., SEAGATE LLC and/or XIOTECH agreed to withdraw their European Patent Office ("EPO") Oppositions to STORAGE's European patents EP 0 294 287 B1 and EP 0 539 494 B1 and to refrain from participating in any oppositions to these patents, leaving Hitachi Data Systems as the only pending opposition to these patents at the EPO.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

None.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 18, 2001       STORAGE COMPUTER CORPORATION




                              By: /s/ Peter N. Hood
                                  -----------------
                              Name:  Peter N. Hood
                              Title: Chief Financial Officer